Exhibit 3.2

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
REFORMATION INC.

Pursuant to Sections 228, 242 and 245 of the
Delaware General Corporation Law

[●], 2026

Reformation Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”),

DOES HEREBY CERTIFY AS FOLLOWS:

FIRST. That the name of this Corporation is Reformation Inc. The Corporation was originally incorporated under the name REF Topco Inc.

SECOND. That the original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on August 23, 2019, and was amended on April 11, 2025 and July 13, 2026.

THIRD. That the Board of Directors (the “Board”) and the stockholders of the Corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation, as heretofore amended or supplemented, of the Corporation (this “Amended and Restated Certificate of Incorporation”), in accordance with Sections 228, 242 and 245 of the DGCL, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders.

FOURTH. That the Certificate of Incorporation of the Corporation be amended and restated in its entirety as follows:

ARTICLE I
NAME

The name of the Corporation is Reformation Inc. (the “Corporation”).

ARTICLE II
REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III
PURPOSE AND POWERS

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV
CAPITAL STOCK

Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 510,000,000 shares of capital stock, consisting of (i) 500,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

ARTICLE V
COMMON STOCK

Except as otherwise required by applicable law, all shares of Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

(a)           Voting. Except as otherwise expressly required by law or provided in this Amended and Restated Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, each holder of Common Stock then outstanding shall be entitled to one (1) vote for each share of Common Stock held by such holder.

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(b)           No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.

(c)           Dividends.

(i)            Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board. Any dividends paid to the holders of shares of Common Stock shall be paid pro rata, on an equal priority, pari passu basis.

(ii)           The Corporation shall not declare or pay any dividend or make any other distribution to the holders of Common Stock payable in securities of the Corporation unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock.

(d)           Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be treated equally, identically and ratably, on a per share basis, and shall be entitled to receive an equal amount per share of all the assets of the Corporation of whatever kind available for distribution to holders of shares of capital stock of the Corporation after payment or provision for payment of the debts and liabilities of the Corporation and subject to the payment in full of the preferential or other amounts to which any series of Preferred Stock are entitled; provided, however, that for the avoidance of doubt, consideration to be received by a holder of Common Stock in connection with any liquidation, dissolution or winding up pursuant to any bona fide employment, consulting, severance or similar services arrangement shall not be deemed to be consideration received in respect of shares of Common Stock pursuant to this section.

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(e)            Change of Control. In the event of a Change of Control Transaction, shares of Common Stock shall be treated equally, identically and shall share ratably, on a per share basis, and shall be entitled to receive an equal amount per share of any consideration into which such shares are converted or any consideration paid or otherwise distributed to holders of Common Stock; provided, however, that consideration to be received by a holder of Common Stock in connection with any liquidation, dissolution or winding up pursuant to any bona fide employment, consulting, severance or similar services arrangement shall not be deemed to be consideration received in respect of shares of Common Stock pursuant to this section.

(f)            No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

ARTICLE VI
PREFERRED STOCK

(a)            The Board is hereby empowered, without any action or vote by the Corporation’s stockholders (except as may otherwise be provided by the terms of any series of Preferred Stock then outstanding), to authorize by resolution or resolutions from time to time to expressly authorized to provide for the issuance in one or more classes or series of Preferred Stock, and to fix such voting powers, full or limited, or no voting powers, and such designations, powers, preferences and relative, participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof, if any, with respect to each such series of Preferred Stock and the number of shares constituting each such series, and to increase or decrease the number of shares of any such series to the extent permitted by the DGCL, as shall be set forth in a certificate of designations adopted by the Board and filed in accordance with the DGCL.

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(b)            Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

ARTICLE VII
BOARD OF DIRECTORS

(a)            Number of Directors; Composition of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board. Subject to the rights of holders of any series of Preferred Stock, the number of directors that constitute the Board shall be as from time to time fixed by, or in the manner provided in, the Bylaws.

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(b)            Election; Term. Before the Voting Threshold Date, subject to the Stockholders’ Agreement and the rights, if any, of the holders of any series of Preferred Stock to elect directors, elections of the members of the Board shall be held annually at the annual meeting of stockholders and each member of the Board shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Elections of the members of the Board need not be by written ballot unless the Bylaws shall so provide.

(c)            Classified Board. Subject to the Stockholders’ Agreement and the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, from and after the Voting Threshold Date, the directors shall be divided, with respect to the time for which they severally hold office, into three classes, designated as Class I, Class II and Class III, respectively (the “Classified Board”) provided, however, that such classification will not take effect if, prior to the time it would otherwise become effective, our Board, by the affirmative vote of a majority of the directors then in office, elects not to effect such classification (the “Opt-Out Election”). The Opt-Out Election may be exercised only once, and if the Board does not make the Opt-Out Election prior to the time the Classified Board would otherwise become effective, the right to make the Opt-Out Election shall expire and be of no further force or effect, and the Classified Board shall become effective in accordance with the terms of this provision without any further action by the Board. The Board may assign members of the Board in office immediately prior to the Classified Board becoming effective to the several classes of the Classified Board, which assignments shall become effective at the same time the Classified Board becomes effective. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by a majority of the Board, with the number of directors in each class to be divided as nearly equal as reasonably possible. The initial term of office of the Class I directors shall expire at the Corporation’s first annual meeting of stockholders following the date on which the Classified Board becomes effective, the initial term of office of the Class II directors shall expire at the Corporation’s second annual meeting of stockholders following the date on which the Classified Board becomes effective, and the initial term of office of the Class III directors shall expire at the Corporation’s third annual meeting of stockholders following the date on which the Classified Board becomes effective. At each annual meeting of stockholders following the date on which the Classified Board becomes effective, directors elected to succeed those directors of the class whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Each director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is thereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

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(d)            Removal of Directors. Notwithstanding anything in this ARTICLE VII to the contrary, subject to the Stockholders’ Agreement and the rights, if any, of the holders of any series of Preferred Stock with respect to directors elected thereby, before the Voting Threshold Date, directors may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote on the election of the directors. After the Voting Threshold Date, no director may be removed except for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors.

(e)            Vacancies and Newly Created Directorships. Subject to the Stockholders’ Agreement and the terms, if any, of any one or more classes or series of Preferred Stock, (i) any vacancy on the Board that results from an increase in the number of directors may be filled by the affirmative vote of a majority of the directors then in office, provided that a quorum is present, and (ii) any other vacancy occurring on the Board may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. To the extent applicable, any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director’s predecessor.

(f)            Director Authority. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

(g)            Written Ballot. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

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(h)            Plurality Voting. The Bylaws shall set forth the vote required for the election of directors. If not set forth in the Bylaws, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in such election.

ARTICLE VIII
INDEMNIFICATION

(a)            Limited Liability. No director or Officer (as defined below) shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or Officer, except for liability of: (i) a director or Officer for any breach of the director’s or Officer’s duty of loyalty to the Corporation or its stockholders; (ii) a director or Officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL; (iv) a director or Officer for any transaction from which the director or Officer derived an improper personal benefit or (v) an Officer in any action by or in the right of the Corporation. Any amendment, repeal or elimination of this ARTICLE VIII shall not affect its application with respect to an act or omission by a director or Officer occurring before such amendment, repeal or elimination. All references in this ARTICLE VIII to an “Officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer” as defined in Section 102(b)(7) of the DGCL.

(b)            Right to Indemnification.

(i)            The Corporation shall indemnify, to the fullest extent authorized or permitted by law, as now or hereafter in effect, any director or Officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director or Officer, or is or was serving at the request of the Corporation as a director or Officer, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director or Officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or Officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board. The right to indemnification conferred by this ARTICLE VIII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or Officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this ARTICLE VIII.

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(ii)            The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this ARTICLE VIII to directors and Officers of the Corporation.

(iii)           The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

(c)            Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, Officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, Officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

(d)            Preservation of Rights. Neither any amendment nor repeal of this ARTICLE VIII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this ARTICLE VIII, shall eliminate or reduce the effect of this ARTICLE VIII, in respect of any matter occurring, or any action or Proceeding accruing or arising or that, but for this ARTICLE VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE IX
STOCKHOLDER MEETINGS

(a)            Annual Meetings. An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date, and at such time as the Board shall determine.

(b)            Special Meetings. Subject to the rights of holders of any series of Preferred Stock, special meetings of stockholders for any purpose or purposes may be called at any time only by the Chairperson of the Board, the Chief Executive Officer of the Corporation or a majority of the directors then in office, and may not be called by any other person or persons. The ability of the stockholders to call a special meeting of the stockholders is hereby specifically denied. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting.

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(c)            Action by Written Consent. Subject to the terms of any series of Preferred Stock, for so long as the Permira Stockholder and the AFT Stockholder collectively own (directly and indirectly) at least fifty percent (50%) of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, any action that is required or permitted to be taken by the stockholders of the Corporation may be effected by consent in lieu of a meeting. If the Permira Stockholder and the AFT Stockholder no longer beneficially own (directly or indirectly) at least 50% of the shares of stock of the Corporation entitled to vote generally in the election of directors, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in lieu of a meeting.

(d)            Location of Meetings. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books and records of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

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ARTICLE X
BYLAWS

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board shall have the power to adopt, amend, alter or repeal the Corporation’s Bylaws. Subject to the Stockholders’ Agreement, the affirmative vote of at least a majority of the entire Board shall be required to adopt, amend, alter or repeal the Corporation’s Bylaws. The Corporation’s Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote at an election of directors.

ARTICLE XI

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL or this Amended and Restated Certificate of Incorporation or Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, the foregoing provision shall not apply to (a) any action brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction, or (b) any action asserting a claim arising under the Securities Act and provided further, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery of the State of Delaware (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a claim arising under the Securities Act. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE XI; however, such person or entity cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this ARTICLE XI with respect to any current or future actions or claims.

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ARTICLE XII
AMENDMENTS

Subject to the Stockholders’ Agreement, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation’s Bylaws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of ARTICLES V, VII, ARTICLE VIII, ARTICLE IX, ARTICLE X, ARTICLE XI, ARTICLE XIII, ARTICLE XIV or this ARTICLE XII (or any applicable definitions from ARTICLE XV) of this Amended and Restated Certificate of Incorporation.

ARTICLE XIII

Miscellaneous

(a)            Section 203 of the DGCL. The Corporation shall not be governed by Section 203 of the DGCL (or any successor provision thereto) (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation, until immediately following the time at which all of the following conditions exist (if ever): (i) Section 203 by its terms would, but for the provisions of this Section, apply to the Corporation and (ii) the Permira Stockholder and its Affiliates and associates beneficially own less than five percent (5%) of shares of Common Stock held by Permira and its Affiliates as of the date hereof, whereupon the Corporation shall thereafter be governed by Section 203 if and for so long as Section 203 by its terms shall apply to the Corporation.

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(b)            Interested Stockholder Transactions. Notwithstanding the foregoing, unless and until all of the conditions set forth in clauses (i) and (ii) of Section A of this ARTICLE XIII exist (if ever), the Corporation shall not engage in any Business Combination (as defined below), at any point in time at which any class of the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any Interested Stockholder (as defined below) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:

(i)            prior to such time, the Board approved either the Business Combination or the transaction that resulted in the stockholder becoming an Interested Stockholder;

(ii)            upon consummation of the transaction that resulted in the stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least eighty-five percent (85%) of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the Interested Stockholder) those shares owned by (a) Persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(iii)            at or subsequent to such time, the Business Combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-third percent (66 2/3%) of the outstanding voting stock of the Corporation which is not owned by the Interested Stockholder.

(c)            Definitions. For purposes of this ARTICLE XIII, references to:

(i)            “associate,” when used to indicate a relationship with any Person, means: (a) any corporation, partnership, unincorporated association, or other entity of which such Person is a director, officer, or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of the voting power thereof; (b) any trust or other estate in which such Person has at least a twenty percent (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person.

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(ii)            “Business Combination” means (i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with the Interested Stockholder or (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all then outstanding shares of capital stock of the Corporation.

(iii)           “Interested Stockholder” means any Person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (a) is the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation, or (b) is an Affiliate or associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and associates of such Person. Notwithstanding anything in this ARTICLE XIII to the contrary, the term “Interested Stockholder” shall not include (x) the Permira Stockholder, or any other Person with whom the Permira Stockholder is acting as a group or in concert for the purpose of acquiring, holding, voting, or disposing of shares of voting stock of the Corporation or (y) any other Person who acquires voting stock of the Corporation directly from the Permira Stockholder (excluding, for the avoidance of doubt, any Person who acquires voting stock of the Corporation through a broker’s transaction executed on any securities exchange or other over-the-counter market or pursuant to an underwritten public offering). For the purpose of determining whether a person is an Interested Stockholder, the voting stock of the Corporation deemed to be outstanding shall include capital stock deemed to be owned by the Person through application of the definition of “owner” below but shall not include any other unissued capital stock of the Corporation which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants, or options, or otherwise.

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(iv)           “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a Person that individually or with or through any of its Affiliates or associates:

(1)            beneficially owns such stock, directly or indirectly;

(2)            has (i) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise; provided, however, that a Person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (ii) the right to vote such stock pursuant to any agreement, arrangement, or understanding; provided, however, that a Person shall not be deemed the owner of any stock because of such Person’s right to vote such stock if the agreement, arrangement, or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more Persons; or

(3)            has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in clause (ii) of paragraph (2) above), or disposing of such stock with any other Person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.

(v)           “Person” means any individual, corporation, partnership, limited liability company, unincorporated association or other entity.

(vi)           “voting stock” means stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentages of the votes of such voting stock.

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ARTICLE XIV

COMPETITION AND CORPORATE OPPORTUNITIES

(a)            Certain Acknowledgement. In recognition and anticipation that (i) certain directors, principals, officers, employees and/or other representatives of the Permira Stockholder may serve as directors, officers or agents of the Corporation (ii) the Permira Stockholder may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates (as defined below) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this ARTICLE XIV are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve the Permira Stockholder, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

(b)            Competition and Corporate Opportunities; Renouncement. None of (i) Permira Stockholder or (ii) any Non-Employee Director or such person’s Affiliates (such Persons identified in (i) and (ii) above being referred to, collectively, as “Exempt Persons” and, individually, as an “Exempt Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Exempt Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Exempt Person engages in any such activities; this item (2) shall not absolve such Exempt Person of liability for any misuse or disclosure of the Corporation’s confidential information in connection with such activities. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Exempt Person and the Corporation or any of its Affiliates, except as provided in Section (c) of this ARTICLE XIV or with the express written consent of the Permira Stockholder. Subject to Section (C) of this ARTICLE XIV, in the event that any Exempt Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself, or any of its or their Affiliates, and the Corporation or any of its Affiliates, such Exempt Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Exempt Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

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(c)            Allocation of Corporate Opportunities. The Corporation does not renounce its interest in any corporate opportunity offered to any Exempt Person (including any Non-Employee Director who serves as an officer of the Corporation) if such opportunity is solely created or developed by an Exempt Person in such person’s capacity as a director or officer of the Corporation, and the provisions of Section (b) of this ARTICLE XIV shall not apply to any such corporate opportunity.

(d)            Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this ARTICLE XIV, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

(e)            Definitions. For purposes of this ARTICLE XIV, “Affiliate” shall mean (a) in respect of the Permira Stockholder, any Person that, directly or indirectly, is controlled by the Permira Stockholder, controls the Permira Stockholder or is under common control with the Permira Stockholder and shall include any principal, member, director, manager, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.

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(f)            Notice of this Article. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE XIV.

(g)           Effect of Amendments. Any amendment, repeal or modification of this ARTICLE XIV, or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this ARTICLE XIV, shall not adversely affect any right or protection of any officer, director or stockholder of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption.

ARTICLE XV

DEFINITIONS

(a)           “Affiliate” shall mean, with respect to any person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person.

(b)           “AFT Stockholder” shall mean the Aflalo Family Trust.

(c)           “beneficial ownership” or “beneficially own” shall have the meaning as defined under Rule 13d-3 and Rule 13d-6 of the Exchange Act.

(d)           “Bylaws” shall mean the Amended and Restated Bylaws of the Corporation, as amended from time to time.

(e)           “Change of Control Transaction” shall mean (i) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation other than to a subsidiary or (ii) the merger, consolidation, business combination or other similar transaction of the Corporation with or into any other entity (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation and/or the Affiliates of such holders collectively continue to hold at least a majority of the voting power of the capital stock of the surviving entity).

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(f)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(g)           “Permira Stockholder” shall mean Refo SCSp, a société en commandite spéciale organized under Luxembourg law.

(h)           “Securities Act” shall mean the Securities Act of 1933, as amended.

(i)            “Stockholders’ Agreement” shall mean the Amended and Restated Stockholders’ Agreement of the Corporation.

(j)            “Voting Threshold Date” shall mean 5:00 p.m. (Eastern Time) on the first date on which the Permira Stockholder holds less than 20% of the then outstanding shares of capital stock of the Corporation.

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation as of [●], 2026.

REFORMATION INC.

By:
Name: Hali Borenstein Title: Chief Executive Officer

SIGNATURE PAGE TO REFORMATION INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION